Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

January 29, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange Commission (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period December 1, 2009 through December 31, 2009 except as otherwise expressly noted.

Provisional financial information as of December 31, 2009 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended December 31, 2009.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

www.CellTherapeutics.com

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended December 31, 2009:

Estimated financial data of the Company for the month ended December 31, 2009

The estimated and unaudited financial data of the Company as of December 31, 2009 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	November 30, 2009	December 31, 2009
Net revenue	$6	$7
Operating income (expense)	$(14,077)	$(6,253)
Profit /(Loss) from operations	$(14,071)	$(6,246)

Other income (expenses), net	$146	$(656)
Preferred Stock:
- Deemed Dividend	$—	$—
EBITDA	$(13,925)	$(6,902)

Depreciation and amortization	$(114)	$(127)
Amortization of debt discount and issuance costs	$(29)	$(156)
Interest expense	$(249)	$(279)

Net profit /(loss) attributable to common shareholders	$(14,317)	$(7,464)

Estimated Research and Development expenses were $1.5 million and $3.4 million for the months of November and December 2009, respectively.

Operating expenses for the month ended December 31, 2009 included $2.0 million in non-cash equity based compensation expenses compared to November 30, 2009, which included a $9.6 million non-cash equity-based compensation expense.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of November 30, 2009 and December 31, 2009, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	November 30, 2009	December 31, 2009
Cash and cash equivalents	$42,291	$37,811
Long term obligations, current portion	$(1,447)	$(1,312)
Senior subordinated notes	$(40,363)	$(40,363)
Net Financial Standing, current portion	$481	$(3,864)

Long term obligations, less current portion	$(1,986)	$(1,861)
Convertible senior notes	$(21,652)	$(21,779)
Net Financial Standing, less current portion	$(23,638)	$(23,640)
Net Financial Indebtedness	$(23,157)	$(27,504)

The total estimated and unaudited net financial position of the Company as of December 31, 2009 is approximately a negative $27,504 (in thousands of U.S. dollars).

The Company’s 4% Convertible Senior Subordinated Notes with redemption date of July 1, 2010 come due within the next twelve months.

The Company had no debt that matured during the month of December 2009.

www.CellTherapeutics.com

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes as of December 31, 2009, compared with the same information as of November 30, 2009:

Convertible Notes–December 31, 2009

Description	Maturity / Redemption Date	Principal/ Aggregated Stated Value Outstanding as of November 30, 2009	Number of Common Stock Reserve as of November 30, 2009	Principal/ Aggregated Stated Value Outstanding as of December 31, 2009	Number of Common Stock Reserve as of December 31, 2009
4% Convertible Senior Subordinated Notes	1-Jul-10	$40,363,000	74,746	$40,363,000	74,746
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$61,526,000	561,132	$61,526,000	561,132

The Company had no outstanding preferred shares as of November 30, 2009 and December 31, 2009.

Regulatory Matters and Products in Development

With respect to the period from December 1, 2009 through December 30, 2009, the Company has no additional information to disclose concerning regulatory matters and products in developments and has received no additional information from the European Medicines Agency (“EMEA”) or the U.S. Food and Drug Administration (the “FDA”) regarding the request for the marketing of products beyond what was publicly disclosed in the press releases issued on December 30, 2009. In particular, among the other information reported therein, the press release noted that on December 17, 2009, the Company announced that on February 10, 2010 the FDA’s Oncologic Drugs Advisory Committee (“ODAC”) will review the New Drug Application (NDA) for pixantrone for the treatment of relapsed/refractory aggressive non-Hodgkin’s lymphoma (“NHL”).

www.CellTherapeutics.com

Corporate Transactions and Assignment of Assets

On December 28, 2009, the Company issued a press release announcing that on December 24, 2009, the Company’s Board of Directors approved and adopted a Shareholder Rights Plan in which one preferred stock purchase right would be attached to each share of the Company’s common stock, no par value (the “Common Stock”), held as of the close of business on January 7, 2010. The Shareholder Rights Plan is designed to deter coercive takeover tactics and to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company’s shareholders. The Shareholder Rights Plan will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Company’s Board of Directors prior to attempting a takeover. Please refer to such press release for additional information about the characteristics of the aforesaid Shareholder Rights Plan and preferred stock purchase right, as well as the mechanics, terms and conditions of, reasons for and possible economic effects of the Shareholder Rights Plan and preferred stock purchase right for the Company’s shareholders.

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The number of shares of the Common Stock issued and outstanding as of November 30, 2009 and December 31, 2009 were 586,798,764 and 590,282,575, respectively.

During the month of December 2009, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	The issuance of 3,484,700 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Equity Incentive Plan”);

•	The cancellation of 37,298 shares of Common Stock under the 2007 Equity Incentive Plan; and

•	The issuance of 36,409 shares of Common Stock under the Company’s 2007 Employee Stock Purchase Plan, as amended.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the MTA nor of the modalities by means of which shares of Common Stock were or will be resold.

Debt Restructuring Program

With respect to the period from December 1, 2009 through December 31, 2009, the Company has no information to disclose to the market.

The Company, in December 2009, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

www.CellTherapeutics.com

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $38 million in cash and cash equivalents as of December 31, 2009.

On January 4, 2010, the Company published in Il Sole 24 Ore, an Italian newspaper, and on the Company’s website the preliminary notice of call for the forthcoming special meeting of shareholders of the Company, which is expected to be held on April 9, 2010 (the “Special Meeting”), to discuss and vote on the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of Common Stock of the Company from 800,000,000 to 1,200,000,000. Since presently most of the Company’s currently authorized Common Stock has been issued or is reserved for issuance upon exercise or conversion of existing derivative securities, the aforesaid increase in the number of authorized shares of Common Stock is intended to allow the Company to potentially raise additional financing amounts as needed to continue to fund its operations. For more information about the Special Meeting, please refer to the preliminary notice of call that is available on the Company’s website.

Moreover, as disclosed in a press release issued in Italy on January 14, 2010, the Company announced that institutional investors, which were Cranshire Capital, L.P. and Hudson Bay Fund LP and Hudson Bay Overseas Fund, LTD. (collectively, the “Purchasers”), purchased an aggregate of $30 million of shares of the Company’s Series 3 Preferred Stock (the “Series 3 Preferred Shares”) and warrants to purchase shares of Common Stock in a registered offering (the “Offering”). The Series 3 Preferred Shares are equity financial instruments that are entitled to receive dividends in the same amount as any dividends declared and paid on shares of Common Stock and that will have no voting rights on general corporate matters. Prior to the closing date, the Purchasers elected to convert all of the Series 3 Preferred Shares at the closing. As disclosed in the Company’s press release issued on January 19, 2010, the Company closed the Offering on that date and issued 24,690,000 shares of Common Stock. None of the Series 3 Preferred Shares remain outstanding.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

www.CellTherapeutics.com

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL as determined by the FDA (including ODAC) or EMEA, and the possibility that the orphan drug designation, if granted, may not provide numerous benefits to the Company (including, regulatory assistance, reduced regulatory fees associated with applying for marketing approval, or assistance with clinical trial design). Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the information presented herein with respect to the Company’s convertible notes and convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com